                                                                     EXHIBIT 4.5

                                     BYLAWS
                                     ------

                                       OF

                            VIDEOTELECOM CORP., INC.

                             A DELAWARE CORPORATION


                                   ARTICLE I

                                    OFFICES

     The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have off ices at other places, within and without the State of Delaware, as the Board of Directors may determine.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1.  Place of Meetings.  Meetings of the stockholders shall be held
                 -----------------
at such times and places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

     Section 2.  Annual Meetings.  Annual meetings of stockholders commencing
                 ---------------
with the year 1990 shall be held on such day during the month of June and at such time on that day as may be fixed from time to time by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

     Section 3.  Special Meetings.  Except as otherwise required by law or the
                 ----------------
Certificate of Incorporation, special meetings of the stockholders may be called by the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, President or Secretary upon written request by a majority of the whole Board of Directors or by the holders of ten percent (10%) of all shares entitled to vote at such meeting.

     Section 4.  Notice of Meetings.  Written notice of all meetings of
                 ------------------
stockholders shall be mailed to or personally delivered to each stockholder entitled to vote thereat at least ten (10) , but not more than sixty (60) , days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held, and no other business shall be transacted except as stated in such notice. When a meeting is adjourned to another time or place, notice need not be given. of the adjourned meeting if the time and place thereof are announced at the meeting of which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting,
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a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5.  Quorum.  The holders of a majority of the issued and
                 ------
outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; but, if there be less than a quorum, the holders of a majority of the shares so present or represented may adjourn the meeting from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted that might have been transacted on the original date of the meeting.

     Section 6.  List of Stockholders Entitled to Vote.  The officer or agent
                 -------------------------------------
having charge of the stock transfer books of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of and the number of shares held by each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such list or the stock transfer books or to vote at any meeting of stockholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

     Section 7.  Voting.  At all meetings of the stockholders every registered
                 ------
owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Corporation as of the record date for determining the stockholders entitled to vote at such meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

     Section 8.  Presiding Officer.  The Chief Executive Officer shall preside
                 -----------------
at all meetings of the stockholders. In the absence of the Chief Executive Officer, the President shall act as chairman of the meeting. In the absence of the Chief Executive Officer and the President, the Board of Directors may appoint any other officer or person to act as chairman of any meeting.

     Section 9.  Secretary of Meeting.  The Secretary or an Assistant Secretary
                 --------------------
of the Corporation shall act as secretary of all meetings of the stockholders; and, in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

                                  ARTICLE III

                                   DIRECTORS

     Section 1.  Board of Directors.  The property, business and affairs of the
                 ------------------
Corporation shall be managed and controlled by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not, by statute or the Certificate of Incorporation or these Bylaws, directed or required to be exercised or done by the stockholders.

     Section 2.  Number; Tenure.  The Board of Directors shall consist of up to
                 --------------
six (6) directors. Directors need not be stockholders of the Corporation or residents of a particular state. Unless sooner removed by action of the stockholders, members of the Board of Directors shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

     Section 3.  Vacancies.  Any vacancy in the Board of Directors occurring by
                 ---------
reason of the death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of directors, or otherwise, may be filled by the stockholders at a special meeting called for that purpose or by the directors at any annual, regular or special meeting. Each director elected to fill a vacancy shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise.

     Section 4.  Resignation and Removal.  Any director may resign at any time
                 -----------------------
by written notice to the Corporation. Any director or the entire board of directors may be removed, for cause or without cause, by the holders of a majority of the shares then entitled to vote at a special meeting called for that purpose.

     Section 5.  Place of Meetings.  The Board of Directors may hold meetings
                 -----------------
within or without the State of Delaware.

     Section 6.  Annual Meeting.  The annual meeting of the Board of Directors,
                 --------------
of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or immediately following any adjournment thereof at which directors shall have been elected for the ensuing year, or at such other time and place as may be designated in a notice of meeting, for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year, and for the transaction of such other business as may be brought before such meeting.

     Section 7.  Regular Meetings.  Regular meetings of the Board of Directors,
                 ----------------
other than the annual meeting, shall be held monthly at such times and places and on such notice, if any, as the Board of Directors may from time to time determine.

     Section 8.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called by the Chairman of the Board, and shall be called by the Secretary upon written request by a majority of the total number of directors. Notice shall be given of the time and place of each special meeting by mailing the same at least three (3) days before the meeting or by telephoning, telegraphing or

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delivering personally the same at least one (1) day before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by law, the Certificate of Incorporation or these Bylaws, any and all business may be transacted at any special meeting.

     Section 9.  Quorum; Voting.  A majority of the total number of directors
                 --------------
shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

     Section 10.  Compensation.  Outside directors shall not receive
                  ------------
compensation for their services or reimbursement for their expenses as directors or as members of any committee appointed by the Board, and no shareholder permitted or authorized to attend any directors' meeting shall be reimbursed for their expenses incurred in attending such directors' meetings. The foregoing shall not be construed as prohibiting the payment to any director of compensation for services rendered in any other capacity.

     Section 11.  Advisory Directors.  The Board of Directors may from time to
                  ------------------
time elect one (1) or more Advisory Directors, which Advisory Directors shall hold office until the next Annual Meeting of the Board of Directors. Advisory Directors shall be given all notices of meetings of the Board of Directors as are given to directors in general, but shall not be counted in determining whether a quorum of the Board of Directors is present at a meeting. Advisory Directors shall have no voting rights.

     Section 12.  Voting Shares of Other Corporations.  The Board of Directors
                  -----------------------------------
of this Corporation shall have full power and authority on behalf of the Corporation, acting by or through a nominee of the Corporation or by proxy or proxies appointed by it, to vote, act and consent with respect to any shares of stock of other corporations which this Corporation may own or as to which this Corporation otherwise has the right to vote, act or consent.

                                   ARTICLE IV

                            COMMITTEES OF THE BOARD

     Section 1.  Designation.  The Board of Directors, by resolution passed by a
                 -----------
majority of the whole Board, may designate from among its members such committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board to the extent permitted by statute.

     Section 2.  Quorum; Tenure.  A majority of the whole committee shall
                 --------------
constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. All actions by any committee shall be reported to the Board of Directors. The Board of Directors may discharge any committee or any members thereof either with or without cause at any time.

                                   ARTICLE V

                                    OFFICERS

     Section 1.  Officers; Compensation.  The officers of the Corporation shall
                 ----------------------
be elected by the Board of Directors, and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, one or more of whom may be designated Executive or Senior Vice-President, a Secretary, a Treasurer, and such other officers, assistant officers and agents as the Board of Directors may from time to time designate. All officers shall hold office until their successors are elected and qualified, or until earlier displacement from office by resignation, removal or otherwise. Two (2) or more offices may be held by the same person. The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation's business.

     Section 2.  Vacancies.  Whenever any vacancies shall occur in any office by
                 ---------
death, resignation, removal for or without cause, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

     Section 3.  Chairman of the Board.  The Chairman of the Board of Directors
                 ---------------------
shall preside at all meetings of the Board of Directors.

     Section 4.  Chief Executive Officer.  The Chief Executive Officer shall be
                 -----------------------
the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors and shall be an ex officio member of all standing committees. He shall have general and active management of the business and affairs of the Corporation, and shall see to it that all resolutions and orders of the Board of Directors are carried into effect. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation. He may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed.
He shall perform all duties as may be prescribed by the Board of Directors from time to time.

     Section 5.  President.  The President may perform the usual and customary
                 ---------
duties that pertain to such office (but no unusual or extraordinary duties or powers conferred by the Board of Directors upon the Chief Executive Officer) and under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him.

     Section 6.  Vice-Presidents.  Any Vice-President may perform the usual and
                 ---------------
customary duties that pertain to such office (but no unusual or extraordinary duties or powers conferred by the Board of Directors upon the President) and, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him.

     Section 7.  Secretary.  It shall be the duty of the Secretary to attend all
                 ---------
meetings of the stockholders and Board of Directors and record correctly the proceedings had at such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest with his signature all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. He may but is not required to attest with his signature all deeds, conveyances or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Secretary may also be performed by any Assistant Secretary.

     Section 8.  Treasurer.  The Treasurer shall keep such moneys of the
                 ---------
Corporation as may be entrusted to his keeping and account for the same. He shall be prepared at all times to give information as to the condition of the Corporation and shall make an annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Treasurer may also be performed by any Assistant Treasurer.

     Section 9.  Tenure; Removal.  The term of all officers shall be for one
                 ---------------
year, and until their respective successors are chosen and qualify. Any officer or agent shall be subject to removal for or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. Vacancies in any office may be filled at any regular or special meeting of the Board.

                                   ARTICLE VI

                                 CAPITAL STOCK

     Section 1.  Certificates.  Certificates for capital stock of the
                 ------------
Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary.

     Section 2.  Stock Records.  The names and addresses of shareholders as they
                 -------------
appear on the stock certificate records of the Corporation shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

     Section 3.  Transfer.  Shares of capital stock of the Corporation shall be
                 --------
transferable on the books of the Corporation only by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its officers may require.

     Section 4.  Lost Certificates.  In case any certificate for the capital
                 -----------------
stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it as shall be deemed necessary or advisable by it.

     Section 5.  Record Date.  In order that the Corporation may determine the
                 -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or an adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 1.  Fiscal Year.  The Board of Directors shall have power to f ix,
                 -----------
and from time to time change, the fiscal year of the Corporation.

     Section 2.  Notices.  Notices to directors and stockholders shall be in
                 -------
writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the U. S. mail, postage prepaid, addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice of a special meeting of the Board of Directors may be given in the manner provided for in Article III,
Section 8, of these Bylaws. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given, in the absence of fraud, shall be prima facie evidence of the facts stated therein.

     Section 3.  Waiver of Notice.  Any notice required to be given under the
                 ----------------
provisions of these Bylaws or otherwise may be waived by the stockholder, director, member of any committee or officer to whom such notice is required to be given, before or after the meeting or other action of which notice was required to be given.

                                  ARTICLE VIII

                                   AMENDMENT

     The Bylaws may be amended or repealed by the directors or by the stockholders, provided that, in the case of an amendment or repeal of the Bylaws by the stockholders, notice of the proposed alteration or repeal shall have been given in the notice of such meeting of stockholders.

                               VTEL CORPORATION

                               BYLAW AMENDMENTS

                            adopted  July 10, 1996


     1.   Amendment to Bylaws to permit Board of Directors to fix date of annual
          ----------------------------------------------------------------------
meeting of stockholders.
- -----------------------

          Section 2 of Article II of the Bylaws is amended in its entirety to read as follows:

          Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as may from time to time be fixed by the Board of Directors, the Chairman of the Board or the President.

     2.   Amendment to Bylaws to prohibit stockholders from calling special
          -----------------------------------------------------------------
meetings of stockholders.
- ------------------------

          Section 3 of Article II of the Bylaws is amended in its entirety to read as follows:

          Section 3. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board or the President, or the Secretary of the Corporation at the request of the Board of Directors. Special meetings of the stockholders may be held at such place, on such date and at such time as fixed by the appropriate person calling such special meeting of the stockholders. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

     3.   Amendment to Bylaws to require advance written notice of nominations
          --------------------------------------------------------------------
of Directors.
- ------------

          New Section 10 is added to Article II of the Bylaws:

          Section 10.  Stockholder Nomination of Director Candidates.

          (1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

          (2) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (3) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.


     4.   Amendment to Bylaws to require advance written notice of matters to be
          ----------------------------------------------------------------------
brought before the stockholders.
- -------------------------------

          New Section 11 is added to Article II of the Bylaws:

          Section 11.  Notice of Stockholder Business.

          (1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

          (2) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph 1 of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to being before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business

          (3) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

     5.   Amending the Bylaws to provide for regulating action by written
          ---------------------------------------------------------------
consent.
- -------

New Section 12 is added to Article II of the Bylaws:

          Section 12.  Regulation of Action by Written Consent.

          (1) Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          (2) Duration and Revocation of Consents. In order that the Corporation's stockholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the stockholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(k) promulgated under the Securities Exchange Act of 1934, as amended) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons. For purposes of this subsection (2) and subsection (3) of this Section 12, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation's stockholders.

          Consents to corporate action shall be valid for a maximum of sixty
     (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

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

          Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this subsection or subsection (3) of this Section 12, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 228(c) of the Delaware General Corporation Law, whether prior or subsequent to the date of the adoption of this subsection and subsection (3) of this Section 12, then this subsection or subsection (3) of this Section 12, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

          (3) Inspectors of Election; Procedures for Counting Consents. Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

          Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholder or their representatives or any other entity. As soon as practicable after the earlier if (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or (ii) a written request therefor by the Corporation or the Soliciting Stockholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these Bylaws, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents;
     (iv) the number of invalid consents; (v) the number of invalid revocations;
     (vi) whether, based on their preliminary

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

     count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

          Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

          The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

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